Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Louis Langlois	Sarah Ayer
514-715-0773	412-965-7622
Investor.Relations@alcoa.com	Sarah.Ayer@alcoa.com

Alcoa Corporation Announces Intention to Redeem in Full $141 Million of Outstanding 5.500% Notes Due 2027

PITTSBURGH, November 25, 2025 – Alcoa Corporation (NYSE: AA, ASX: AAI) (“Alcoa” or the “Company”), today announced that its wholly-owned subsidiary, Alcoa Nederland Holding B.V., has issued a notice to redeem all $141 million aggregate principal amount of its outstanding 5.500% notes due in 2027 (the “notes”).

The notes will be redeemed on December 15, 2025 (the “redemption date”). The redemption price of the notes will be equal to 100.000% of the principal amount of the notes, plus accrued and unpaid interest to but not including the redemption date.

The redemption will be funded using cash on hand. Alcoa Corporation’s cash balance at September 30, 2025 was $1.49 billion.

About Alcoa Corporation

Alcoa (NYSE: AA, ASX: AAI) is a global industry leader in bauxite, alumina, and aluminum products with a vision to build a legacy of excellence for future generations. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, media broadcasts, and webcasts. Alcoa does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

Cautionary Statement on Forward-Looking Statements

This press release contains statements that relate to future events and expectations relating to the redemption of the notes and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Factors which could cause actual results to differ from such forward-looking statements include, but are not limited to, industry, global, economic and other conditions. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. This press release does not constitute a notice of redemption of the notes.